Exhibit 99.1

TRANSACTION SYSTEMS ARCHITECTS INC 224 SOUTH 108 AVENUE OMAHA, NEBRASKA 68154 402.334.5101 FAX 402.390.8077	News Release

For more information contact:

William J. Hoelting

Vice President, Investor Relations

402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects Announces Voluntary Review of Historical Stock Option Grants

(OMAHA, Neb.—October 27, 2006) — Transaction Systems Architects, Inc. (Nasdaq: TSAI) (“TSA” or the “Company”) today announced that it is conducting a voluntary review of its historical stock option grants for all periods from 1995 through the present. The Company’s Audit Committee is overseeing this review, assisted by independent counsel.

The Audit Committee has not completed its review. However, it appears that, in a number of instances during the 1995-2001 fiscal periods, measurement dates for accounting purposes differ from recorded dates, which under accounting principles in effect during this period would have required that non-cash charges be recorded to the extent that TSA’s stock price on the measurement dates were higher than the prices on the recorded dates. Accordingly, the Company will file a Form 8-K with the SEC stating that the financial statements and all earnings, press releases and similar communications issued by the Company relating to financial periods since fiscal year 1995 should not be relied upon.

Subject to completion of the Audit Committee’s review, the Company currently expects to make accounting adjustments to stockholders’ equity as reflected in its balance sheets for prior periods,

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including fiscal years 2002 through the first nine months of 2006, to reflect any required non-cash stock based compensation charges for fiscal years before 2002. The effect of any such adjustments will be to increase paid-in capital and decrease retained earnings on all affected balance sheets. As these are offsetting entries within stockholders’ equity, the total amount of stockholders’ equity for a particular period will not change. Other effects on previous financial statements are possible.

The Company currently expects to complete its review prior to the filing of the Company’s Annual Report on Form 10-K for fiscal year 2006, which is due to be filed on December 14, 2006.

About Transaction Systems Architects, Inc.

The Company’s software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company’s solutions are used by more than 820 customers in 83 countries on six continents. Visit Transaction Systems Architects, Inc. on the Internet at www.tsainc.com.

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Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “will,” “expects,” “looks forward to,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the:

•	expected adjustments to stockholder’s equity as reflected in the Company’s balance sheets for prior period to reflect any required non-cash stock based compensation charges for fiscal years before 2002;

•	effect of any of the adjustments set forth above; and

•	Company’s expected timing regarding the completion of the review.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. These factors include, without limitation, the risk that additional information may arise from the preparation of the Company’s financial statements or other subsequent events that would require the Company to make additional adjustments than those described herein. Consequently, no forward-looking statement can be guaranteed. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed on December 14, 2005, the Company’s Form 10-Q filed on February 9, 2006, the Company’s Form 10-Q filed on May 10, 2006 and specifically the section entitled “Factors That May Affect the Company’s Future Results or the Market Price of the Company’s Common Stock.”

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